UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

March 16, 2011

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34430	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 16, 2011, Sinohub, Inc. (the “Company”) announced that it had priced a registered direct offering (the “Offering”) of 4,791,097 shares of common stock and warrants to purchase up to 1,437,329 shares of common stock.  The common stock will be sold at a negotiated purchase price of $2.30 per share and each purchaser will receive a warrant to purchase 0.3 shares of common stock for each share of common stock that it purchases in the Offering. The warrants shall be non-exercisable for six months and have a term of exercise of thirty months from the date of issuance and an exercise price of $3.00.  The Company expects to receive gross proceeds from the offering of approximately $11 million, before deducting placement agent's fees and estimated offering expenses.

The transaction is expected to close on or about March 21, 2011, subject to the satisfaction of customary closing conditions.  The Company intends to use the net proceeds from the sale of the common stock and warrants pursuant to the Offering for general corporate purposes and working capital.

A copy of the Company’s press release announcing the pricing of the Offering is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)           Exhibit.

99.1.  Press Release of Sinohub, Inc., dated March 16, 2011.

The information included in this Current Report on Form 8-K (including the exhibit hereto) is being furnished under Item 7.01, “Regulation FD Disclosure” and Item 9.01 “Financial Statements and Exhibits” of Form 8-K. As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: March 16, 2011	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of SinoHub, Inc., dated March 16, 2011